                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                              HAWAIIAN AIRLINES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                               HAWAIIAN AIRLINES, INC.
                           3375 KOAPAKA STREET, SUITE G-350
                               HONOLULU, HAWAII  96819


Dear Fellow Shareholder:


          On behalf of the Board of Directors of Hawaiian Airlines, Inc. (the "Company"), it is our pleasure to invite you to attend the Company's 1998 Annual Meeting of Shareholders.

          The meeting will be held at the Royal Hawaiian Hotel, 2259 Kalakaua Avenue, Honolulu, Hawaii, in the Regency Room, on Monday, June 29, 1998 at 10:00 a.m., Hawaii standard time. At the meeting, in addition to acting on the matters described in the attached Proxy Statement, we will report on the Company's activities during fiscal year 1997. There will also be an opportunity to discuss matters of interest to you as a shareholder.

          It is important that your shares be represented and voted at the Annual Meeting. Please sign and date the enclosed proxy card and return it in the enclosed, self-addressed envelope. The proxy card should be returned even if you plan to attend the meeting in person. Returning your executed proxy card will not affect your right to attend the meeting and vote your shares in person. We urge you to take a moment now to sign, date and mail your proxy.

          If you will need special assistance at the Annual Meeting because of a disability, please contact Ms. Audrey Yuh, Investor Relations, Hawaiian Airlines, Inc., P.O. Box 30008, Honolulu, Hawaii 96820.

          Members of your Board of Directors and management look forward to greeting those shareholders who are able to attend the Company's Annual Meeting. For additional information about the Company, we are pleased to provide to you the enclosed 1997 Annual Report. We invite you to visit the Company's updated interactive website at < www.hawaiianair.com >.

          On behalf of the Board of Directors, thank you for your support and continued interest in the Company.



          John W. Adams                 Paul J. Casey
          Chairman of the Board         President and Chief Executive Officer


Honolulu, Hawaii
May 22, 1998

                               HAWAIIAN AIRLINES, INC.
                           3375 KOAPAKA STREET, SUITE G-350
                               HONOLULU, HAWAII  96819

                           -------------------------------

                              NOTICE OF ANNUAL MEETING
                                   OF SHAREHOLDERS

                               TO BE HELD JUNE 29, 1998

                           -------------------------------

TO THE SHAREHOLDERS OF HAWAIIAN AIRLINES, INC.:


          Notice is hereby given that the 1998 Annual Meeting of Shareholders of Hawaiian Airlines, Inc. (the "Company") will be held at the Royal Hawaiian Hotel, 2259 Kalakaua Avenue, Honolulu, Hawaii, in the Regency Room, on Monday, June 29, 1998 at 10:00 a.m., Hawaii standard time, for the following purposes:

          1.   To elect eleven directors;

          2. To ratify an amendment to the Company's 1996 Stock Incentive Plan, As Amended; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

          Only holders of record of the Company's Common Stock and Special Preferred Stock at the close of business on April 30, 1998 will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.


                                   By Order of the Board of Directors


                                   Lyn Flanigan Anzai
                                   Vice President, General Counsel
                                   and Corporate Secretary

Honolulu, Hawaii
May 22, 1998

YOUR VOTE IS IMPORTANT. ACCORDINGLY, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                  YOUR ATTENTION IS DIRECTED TO THE PROXY STATEMENT
                        WHICH APPEARS ON THE FOLLOWING PAGES.

                               HAWAIIAN AIRLINES, INC.
                           3375 KOAPAKA STREET, SUITE G-350
                               HONOLULU, HAWAII  96819

                             ----------------------------

                                   PROXY STATEMENT
                                         FOR
                            ANNUAL MEETING OF SHAREHOLDERS
                                    JUNE 29, 1998

                             ----------------------------

          This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and proxy card are being mailed on or about May 22, 1998 in connection with the solicitation of proxies by the Board of Directors of Hawaiian Airlines, Inc., a Hawaii corporation ("HAWAIIAN AIRLINES" or the "COMPANY"), for use at the 1998 Annual Meeting of Shareholders of the Company (the "ANNUAL MEETING") to be held at the Royal Hawaiian Hotel, 2259 Kalakaua Avenue, Honolulu, Hawaii, in the Regency Room, on Monday, June 29, 1998 at 10:00 a.m., Hawaii standard time, and at any adjournment or postponement thereof.

          The cost of soliciting proxies will be borne by the Company, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of Proxies. It is contemplated that Proxies will be solicited principally through the mails, but directors, officers and regular employees of the Company may solicit Proxies personally or by telephone. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals.

                             VOTING RIGHTS AND PROCEDURES

VOTING STOCK

          The Board of Directors has set April 30, 1998, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Holders of record at the close of business on April 30, 1998 (the "RECORD DATE") of Common Stock and of Series B Special Preferred Stock, Series C Special Preferred Stock, Series D Special Preferred Stock and Series E Special Preferred Stock (collectively the "SPECIAL PREFERRED STOCK") are entitled to notice of and to vote as a single class at the Annual Meeting and any adjournment or postponement thereof. On the Record Date, 40,651,047 shares of Common Stock, four shares of Series B Special Preferred Stock, one share of Series C Special Preferred Stock, one share of Series D Special Preferred Stock and one share of Series E Special Preferred Stock were issued and outstanding and entitled to vote. Each outstanding share of Common Stock and Special Preferred Stock entitles the holder thereof to one vote.

VOTING BY PROXY

          A proxy card ("PROXY") for use at the Annual Meeting is enclosed. Any shareholder who executes and delivers a Proxy has the right to revoke it at any time before it is voted by filing an instrument revoking it or a duly executed Proxy bearing a later date with the Corporate Secretary of the Company. It also may be revoked by attending the Annual Meeting and voting in person. Subject to such revocation, all shares represented by a properly executed Proxy received prior to or at the Annual Meeting will be voted by the proxy holders whose names are set forth in the accompanying Proxy (the "PROXY HOLDERS") in accordance with the instructions on the Proxy. If no instruction is specified with respect to a Proposal, the shares represented by the Proxy will be voted FOR such Proposal (and, in the case of Proposal 1, FOR the nominees for director identified in this Proxy Statement). It is not anticipated that any matters will be presented at the Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders. If, however, any other matters properly are presented at the Meeting, the Proxy will be voted in accordance with the best judgment and in the discretion of the Proxy Holders.

QUORUM AND VOTING REQUIREMENTS

          The presence, in person or by proxy, at the Annual Meeting of the holders of a majority of the shares of Common Stock and Special Preferred Stock issued and outstanding as of the Record Date, counted as a single class, will constitute a quorum for transacting business. The election of each director requires the vote of the majority of the shares of Common Stock and Special Preferred Stock represented in person or by proxy at the Annual Meeting, voting as a single class. Approval of the amendment to the 1996 Stock Incentive Plan, As Amended requires the vote of the majority of shares of Common Stock and Special Preferred Stock issued and outstanding on the Record Date, voting as a single class. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal. Except as otherwise stated herein, provided a quorum is present, the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, the matter is required to approve any vote.

                                 GENERAL INFORMATION

CONTROL OF THE COMPANY

          Airline Investors Partnership, L.P. ("AIP") beneficially owns 18,181,818 shares of the Company's Common Stock and four shares of the Company's Series B Special Preferred Stock. As of April 30, 1998, AIP beneficially owned 44.7% of the Company's outstanding Common Stock on a fully diluted basis. Pursuant to the Company's Amended Bylaws (the "BYLAWS"), AIP has the right to nominate six nominees for election to the Board of Directors so long as it is the holder of one or more shares of Series B Special Preferred Stock and at least 35% of the outstanding Common Stock on a fully diluted basis.(1)

          Pursuant to the Bylaws and the collective bargaining agreements with the Company's principal labor unions, each of the Association of Flight Attendants ("AFA"), the International Association of Machinists and Aerospace Workers (AFL-CIO) ("IAM") and the Air Line Pilots Association International ("ALPA") has the right to nominate one nominee for election to the Board so long as it is the holder of record of one share of the Series C, Series D and Series E Special Preferred Stock, respectively. Of the two remaining directors, one is required to be an outside director and one is required to be a senior management official of the Company. AIP has agreed with each of the labor unions that so long as the right to nominate one nominee for election to the Board is in the labor union's collective bargaining agreement, AIP will vote its shares in favor of such union's nominee for the Board of Directors.

--------------------
(1) AIP's right to nominate directors will be reduced to five so long as it retains 25% of such Common Stock, reduced to four so long as it retains 10% of such Common Stock, and reduced to three so long as it retains 5% of such Common Stock. Thereafter, AIP will not have the right to nominate any individuals to the Board unless it reacquires at least 5% of such Common Stock within 365 days. To the extent Board members are not required to be nominated by AIP because of the reductions in its stock holdings, such Board members are to be outside directors, defined as directors who are not employed by the Company and not affiliated with the Company's labor unions, AIP or American Airlines, Inc.

                           SECURITIES OWNERSHIP OF CERTAIN
                           BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth information relating to the beneficial ownership, as of April 30, 1998, of the Company's voting stock of each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, Series B Special Preferred Stock, Series C Special Preferred Stock, Series D Special Preferred Stock and Series E Special Preferred Stock. This table also lists the beneficial ownership, as of April 30, 1998, of the Company's Common Stock by each of the directors, by each of the Named Executive Officers (see "Executive Compensation"), and by all directors and executive officers as a group.

           NAME AND ADDRESS                                    NUMBER OF SHARES(1)              PERCENT AND CLASS OF STOCK
------------------------------------------------------  -------------------------------  ----------------------------------------
 AIP General Partner, Inc.                                       18,181,818(2)                     44.7% Of Common Stock
   885 Avenue of the Americas
   34th Floor                                                        4(2)                100% of Series B Special Preferred Stock
   New York, New York 10022

 Airline Investors Partnership, L.P.                             18,181,818(2)                     44.7% of Common Stock
   885 Avenue of the Americas
   34th Floor                                                        4(2)                100% of Series B Special Preferred Stock
   New York, New York 10022

 Association of Flight Attendants                                     1                  100% of Series C Special Preferred Stock
   1625 Massachusetts Avenue, N.W.
   Washington, DC 20036-2212
   Attn.: David Borer, Esq.

 International  Association of Machinists and                         1                  100% of Series D Special Preferred Stock
   Aerospace Workers
   P.O. Box 3141
   South San Francisco, California 94083
   Attn.: Ken Thiede

 Hawaiian Master Executive Council                                    1                  100% of Series E Special Preferred Stock
   c/o Air Line Pilots Association
   5959 West Century Boulevard, Suite 576
   Los Angeles, California 90045
   Attn.: Master Chairman, Hawaiian MEC

 John W. Adams                                                   18,262,643(2)                     44.9% of Common Stock

                                                                      4(2)                100% of Series B Special Preferred Stock

 Paul J. Casey                                                     450,000(3)                          Common Stock*
 Todd G. Cole                                                       22,000(4)(5)                       Common Stock*
 Robert G. Coo                                                      22,765(4)(5)                       Common Stock*
 William Boyce Lum                                                 116,000(4)(5)                       Common Stock*
 Reno F. Morella                                                     5,731(6)(7)                       Common Stock*
 Arthur J. Pasmas                                                   45,300(5)                          Common Stock*
 Samson Poomaihealani                                               16,000(4)(5)                       Common Stock*
 Edward Z. Safady                                                   34,000(4)(5)                       Common Stock*
 Sharon L. Soper                                                     1,165(6)(8)                       Common Stock*
 Thomas J. Trzanowski                                                9,000(5)(9)                       Common Stock*
 John L. Garibaldi                                                 365,000(10)                         Common Stock*
 Peter W. Jenkins                                                   80,000(11)                         Common Stock*
 Michael J. McQuay                                                  51,000(12)                         Common Stock*
 All directors and executive officers as a group                  20,134,611                       47.7% of Common Stock
 including those named above (23 persons)

(1) Each executive officer and director has sole voting and investment power with respect to the shares listed after his or her name except for shares issued to the Hawaiian Airlines, Inc. 401(k) Savings Plan (the "SAVINGS PLAN"), the Hawaiian Airlines, Inc. 401(k) Plan for Flight Attendants (the "FLIGHT ATTENDANTS 401(K) PLAN") and the Hawaiian Airlines, Inc. Pilots' 401(k) Plan (the "PILOTS' PLAN") or as otherwise indicated below. The Savings Plan, the Flight Attendants 401(k) Plan and the Pilots' Plan are collectively referred to as the "Plans". The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentages owned (where the percentage exceeds 1%) have been computed in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). Shares of the Common Stock allocated to participants' accounts in each of the Plans are voted by the Vanguard Group, Inc. as Trustee for each of the respective Plans ("Trustee"), pursuant to written directions of the participants, on matters presented at meetings of shareholders; shares with respect to which no participant directions are received are voted according to the direction of the majority of number of shares for which the Trustee receives written directions; and unallocated shares are voted by fiduciaries designated by the respective Plans.
(2) The shares reported as owned by Airline Investors Partnership, L.P., of which AIP General Partner, Inc. is its general partner and John W. Adams is the sole shareholder of AIP General Partner, Inc., include the shares reported as beneficially owned by AIP General Partner, Inc. and by John
     W. Adams. According to their Schedule 13D dated January 31, 1996,
     Airline Investors Partnership, L.P., AIP General Partner, Inc. and John
     W. Adams exercise sole voting and dispositive power with respect to all 18,181,818 shares of Common Stock and all four shares of Series B
     Special Preferred Stock. The shares reported as owned by Mr. Adams include options to purchase 25,000 shares granted on November 1, 1996 under the Company's 1996 Nonemployee Director Stock Option Plan, which options were fully vested and exercisable on May 1, 1997, and 25,000 shares granted on February 27, 1998 under the 1996 Stock Incentive Plan,
     As Amended which options will be fully vested and will mature on August
     27, 1998 and expire on February 27, 2008.
(3) Includes a) options to purchase 150,000 shares of Common Stock granted as of February 28, 1997, of which 50,000 options vested on April 14, 1998 and 50,000 options will vest on each of April 14, 1999 and April 14, 2000 and expire pro rata on April 14 of each of 2003, 2004, and 2005, and b) options to purchase 300,000 shares of the Company's Common Stock granted on February 27, 1998, which options will be fully vested and mature pro rata on February 27 of each of 1999, 2000, 2001, and 2002 and will expire on February 27, 2008. All such options are granted pursuant to the Company's 1996 Stock Incentive Plan, As Amended.
(4) Includes options to purchase 8,000 shares of Common Stock under the 1996 Nonemployee Director Stock Option Plan which options were fully vested and exercisable on May 1, 1997.
(5) Includes the February 27, 1998 grant of options to purchase 8,000 shares under the 1996 Nonemployee Director Stock Option Plan which options will be fully vested and exercisable on August 28, 1998 and will expire on February 27, 2008.
(6) An investment in the Flight Attendants 401(k) Plan, the Pilots' Plan or Savings Plan using a unit value accounting method, similar to a mutual fund. To determine the equivalent number of whole shares represented by the fund units, the market value of the shareholder's balance in the Pilots' Plan, the Flight Attendants 401(k) Plan, or the Savings Plan was divided by the share price of the Company's Common Stock.
(7)  Includes 4,255 shares issued to Mr. Morella's account in the Pilots' Plan.
(8)  Consists entirely of Ms. Soper's account in the Flight Attendants 401(k)
     Plan.
(9)  Includes 1,000 shares beneficially owned by Mr. Trzanowski's wife.
(10) Consists entirely of a) fully vested and exercisable options to purchase 7,500 shares of Common Stock granted on May 1, 1996 under the 1994 Stock Option Plan, as amended (the "1994 Stock Option Plan"), and expiring on May 1, 2006; b) 57,500 shares of Common Stock acquired pursuant to the exercise of options granted under the 1996 Stock Incentive Plan, As Amended in connection with the Rights Offering; c) the August 12, 1996 grant of options to purchase 100,000 shares of Common Stock under the 1996 Stock Incentive Plan, As Amended of which 28,000 options vested on August 12, 1997, 28,000 will vest on each of August 12, 1998 and August 12, 1999 and the remaining 16,000 will vest on August 12, 2000 and which options will expire on August 12 of each of 2001, 2002, 2003, and 2004; and d) the February 27, 1998 grant of options to purchase 200,000 shares of Common

     Stock under the 1996 Stock Incentive Plan, As Amended which will be fully vested and will mature pro rata on February 27 of each of 1999, 2000, 2001, and 2002 and will expire on February 27, 2008.
(11) Consists entirely of a) fully vested and exercisable options to purchase 40,000 shares of Common Stock granted on February 2, 1995 under the 1994 Stock Option Plan which expire on June 12, 1998, the date six months after Mr. Jenkins' resignation from the Company; and b) 40,000 shares of Common Stock acquired pursuant to the exercise of options granted under the 1996 Stock Incentive Plan, As Amended in connection with the Rights Offering.
(12) Includes 50,000 shares of Common Stock acquired pursuant to the exercise of options granted under the 1996 Stock Incentive Plan, As Amended in connection with the Rights Offering. Due to Mr. McQuay's resignation from the Company, effective November 30, 1997, certain options previously granted to Mr. McQuay failed to vest and were forfeited.


*less than 1%

                   OTHER MATTERS INVOLVING DIRECTORS AND EXECUTIVE
                                       OFFICERS

          All officers are appointed annually by the Board of Directors at the Board of Directors' first meeting after the annual meeting of the shareholders at which the Board of Directors is elected. No executive officer or director of the Company bears any relationship by blood, marriage or adoption to any other executive officer or director, except that Mr. Adams is related to Mr. Coo and Mr. Lum, each through marriage.

COMPENSATION OF DIRECTORS

          For their service as directors of the Company for fiscal year 1997, the outside, nonemployee directors were entitled to a $12,000 retainer fee. Mr. Adams, Mr. Casey, Mr. Morella and Mr. Nobles received only reimbursement for expenses incurred in attending meetings due to their employee status.

          In addition to the $12,000 annual retainer fee, outside Directors of the Company were entitled to receive a fee of $1,250 for each meeting of the Board of Directors attended (decreased to $625 for each telephonic meeting) and a fee of $500 for each committee meeting attended. The Company provided travel to and from Board meetings, as well as hotel accommodations for one night, meals and ground transportation, as needed.

          In February 1997, in light of the services that Mr. Adams, as an executive officer and Chairman of the Board of Directors, has been and is providing to the Company, the Compensation Committee approved an annual salary of $200,000 beginning with the 1997 calendar year.

          Nonemployee directors of the Company are also eligible to receive stock options under the terms of the 1996 Nonemployee Director Stock Option Plan. At its discretion, the Board of Directors can grant stock options to nonemployee directors under the terms of such plan. No such options were granted to nonemployee directors during 1997. In February of 1998, the Board of Directors granted to each nonemployee director of the Company options to purchase 8,000 shares of Common Stock at an exercise price of $3.50 per share.

                                EXECUTIVE COMPENSATION

          The following Summary Compensation Table sets forth certain information regarding compensation paid for the last three fiscal years to the Company's Chief Executive Officer and its four other most highly compensated executive officers ("Named Executive Officers") whose salary and bonus exceeded $100,000 in the 1997 fiscal year.

                              SUMMARY COMPENSATION TABLE

                                                                                                             Long Term
                                                                                                           Compensation
                                                             Annual Compensation                              Awards
                                                                                                          --------------
                                                                                                            Securities
     Name and Principal                                   Salary             Bonus        Other Annual      Underlying
          Position                           Year           ($)               ($)         Compensation       Options
      ---------------                      --------      --------          --------      --------------    ------------
John W. Adams                                1997         200,000               --            --                 --
Chairman of the Board                        1996              --               --            --                 --
                                             1995              --               --            --                 --

Paul J. Casey(1)                             1997         214,773(4)        70,000              (5)         150,000
President and CEO                            1996              --               --            --                 --
                                             1995              --               --            --                 --

John L. Garibaldi                            1997         230,000               --              (5)              --
Executive Vice President                     1996         145,492(4)        30,000              (5)         165,000(6)(7)
and Chief Financial Officer                  1995              --               --            --                 --

Michael J. McQuay                            1997         210,833(4)            --              (5)              --
Executive Vice President                     1996         124,583(4)        30,000              (5)         150,000(6)(8)
and Chief Operating Officer                  1995              --               --            --                 --

Peter W. Jenkins                             1997         180,000               --              (5)              --
Senior Vice President-Sales                  1996         180,000               --              (5)          40,000(2)
                                             1995         177,500               --              (5)          40,000(3)

(1) Paul J. Casey became President and Chief Executive Officer effective April 14, 1997, at an annual salary of $300,000 with a $70,000 signing bonus, and a grant of options to purchase 150,000 shares of Common Stock at $4.063 per share, vesting ratably on each of the first three anniversaries of April 14, 1997.
(2) In connection with the Rights Offering, Mr. Jenkins exercised options to purchase 40,000 shares which are being held by the Company as collateral
     for the payment of a promissory note.   See "1996 Stock Incentive Plan"
     below.
(3) The options are fully vested and exercisable. They were granted pursuant to the 1994 Stock Option Plan. See "1994 Employee Stock Option Plan" below. These options will expire if not exercised on or before June 12, 1998, six months after Mr. Jenkins resigned from the Company.
(4) These salaries represent the actual amounts paid to the Named Executive Officer as the Named Executive Officer was not employed by the Company for the entire calendar year. Mr. Casey's reported compensation for 1997 is for the period beginning April 14, 1997 through December 31, 1997.
     Mr. Garibaldi's reported compensation for 1996 is for the period beginning May 1, 1996 through December 31, 1996. Mr. McQuay's reported compensation is for the period beginning June 15, 1996 through November 30, 1997.

(5) The Company provides various perquisites to its executives which are not disclosed in accordance with SEC regulations because the value of such perquisites is less than 10% of the Named Executive Officer's total salary and bonus.
(6) The Company granted options to purchase 100,000 shares of Common Stock on August 12, 1996 to each of Mr. Garibaldi and Mr. McQuay, but these options are not fully vested or exercisable. The exercise price of these options is $3.5625 per share. On August 12 of each of 1997, 1998, 1999, options to purchase 28,000 shares vest, and on August 12, 2000, options to purchase 16,000 shares vest. On August 12 of each of 2001, 2002 and 2003, options to purchase 28,000 shares expire, and on August 12, 2004, options to purchase 16,000 shares expire. Mr. McQuay's option to purchase 28,000 shares which vested on August 12, 1997 expired unexercised on March 1, 1998, the date three months after his resignation; options not vested at the date of Mr. McQuay's resignation were forfeited.
(7) In connection with the Rights Offering, Mr. Garibaldi exercised options to purchase 57,500 shares which are being held by the Company as collateral for his payment of a promissory note. See "1996 Stock Incentive Plan" below.
(8) In connection with the Rights Offering, Mr. McQuay exercised options to purchase 50,000 shares which are being held by the Company as collateral for his payment of a promissory note. See "1996 Stock Incentive Plan" below.

EMPLOYMENT CONTRACTS;      TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

          The Company has entered into employment contracts with all of its officers, which generally provide for a rolling contract period and standard benefits and termination provisions. Except for those executive and senior officers discussed below, the contracts provide for a twelve (12) month rolling contract.

          The Company entered a rolling eighteen-month employment contract with President and Chief Executive Officer Paul J. Casey, effective as of April 14, 1997. The contract provides for an annual base salary of $300,000, a signing bonus of $70,000, a grant of options to purchase 150,000 shares of Common Stock effective as of February 28, 1997 and additional insurance and other benefits. In addition to other standard termination provisions, the employment contract is terminable by Mr. Casey within ninety days after the occurrence of a change of control of the Company in which a majority of the directors of the Company fail to constitute a majority of the board of directors of the surviving company.

          The Company entered a rolling twelve-month employment contract with John B. Happ as Senior Vice President - Marketing and Sales, effective as of December 15, 1997. The contract provides for an annual base salary of $210,000, a relocation allowance of up to $50,000, and additional insurance and other benefits.

          The Company entered a rolling twelve-month employment contract with Ruthann S. Yamanaka as Senior Vice President - People Services (previously Human Resources), effective as of March 1, 1998. The contract provides for an annual base salary of $150,000, a signing bonus of $10,000, and additional insurance and other benefits.

          On March 13, 1998, the Board of Directors amended the employment contracts with Messrs. Casey, Garibaldi and Happ and Ms. Yamanaka to extend the period of employment under their respective employment contracts as follows:

               Paul J. Casey       from 18 months to 3 years
               John L. Garibaldi   from 18 months to 2 years
               John B. Happ        from 12 months to 18 months
               Ruthann S. Yamanaka from 12 months to 18 months

INDEMNIFICATION AGREEMENTS

          At the 1995 Annual Meeting of Shareholders, the shareholders approved and authorized the Company to enter into Indemnification Agreements. The Company has entered Indemnification Agreements with all of its officers and directors.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

          Section 16 of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC"), and with the Company, initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Based upon the information supplied to it by such persons, the Company is required to report any known failure to file these reports within the period specified by the instructions to the reporting forms. To the knowledge of the Company, based upon a review of the Section 16(a) reports furnished to the Company and the written representations of officers and directors, all these filing requirements were satisfied by the Company's directors and executive officers with respect to 1997.

CERTAIN TRANSACTIONS

          In connection with the Company's Rights Offering to its shareholders in September 1996 (the "RIGHTS OFFERING"), the Company granted options to certain persons who held options under the Company's 1994 Stock Option Plan and to the Company's Chief Operating Officer. These new options had substantially the same terms as the rights issued to shareholders in the Rights Offering, thereby enabling the option holders to participate in the Rights Offering on the same basis as the shareholders. Under the terms of these new options, certain executive officers of the Company exercised the options and paid the Company the exercise price of the options in the form of a promissory note (the "NOTE"). Each executive officer also pledged his shares to the Company as security for the Note. In the fall of 1997, the Notes were amended to allow partial payment of principal and interest upon the sale of a portion of the shares pledged as security. Each Note, including accrued interest, is due and payable in full on the earlier of the date the executive officer sells or disposes of all of the shares or on FEBRUARY 2, 2005. Interest accrues on the Notes at a variable rate equal to the PRIME RATE as reported in THE WALL STREET JOURNAL. As of April 30, 1998, the following executive officer is indebted to the Company in the following amounts (and such amounts also represent the largest aggregate amount of indebtedness outstanding at any time since September 1996): John L. Garibaldi, $218,630 including principal and interest.

          On March 31, 1998, pursuant to a resolution approved by the Compensation Committee on February 27, 1998, the Company made a loan of $28,500 to Mr. Casey, evidenced by a promissory note. The note bears interest at the prime rate as reported in the Wall Street Journal and, so long as Mr. Casey remains employed with the Company, will be forgiven $10,000 plus accrued interest on each of the first and second anniversary of the loan, with the balance of principal and interest forgiven on the third anniversary of the loan.

BOARD COMMITTEES

          During 1997, the Board of Directors had Audit, Compensation, Executive and Nominating Committees.

          The AUDIT COMMITTEE, which was comprised of Mr. Robert G. Coo,
Mr. Todd G. Cole and Mr. Edward Z. Safady, met four times during 1997. The responsibilities of the Audit Committee include recommending to the Board the selection of the Company's independent auditor and reviewing the Company's internal accounting controls. The Audit Committee is authorized to conduct such reviews and examinations as it deems necessary or desirable with respect to the Company's accounting and internal control practices and policies and the relationship between the Company and its independent auditors.

          The COMPENSATION COMMITTEE, which from January 31, 1996 until February 27, 1998 was comprised of Mr. Richard K. Matros, Mr. Richard F. Conway and
Mr. Samson Poomaihealani, met four times during 1997. The Compensation Committee focuses on executive compensation, the administration of the Company's stock option and stock purchase plans and the granting of discretionary bonuses.
Due to the resignations of Mr. Matros and Mr. Conway from the Board of Directors and the Compensation Committee and the appointment of Mr. Adams and Mr. Safady to join Mr. Poomaihealani on the Compensation Committee, it was necessary to create a committee of "disinterested" directors to administer the Company's
stock option and stock purchase plans.    By Unanimous Consent effective as of
February 15, 1998, the Board of Directors established an OPTION COMMITTEE and appointed Mr. Safady and Mr. Poomaihealani to this committee.

          The NOMINATING COMMITTEE was comprised of Mr. Richard F. Conway, Mr. Robert G. Coo and Ms. Carol A. Fukunaga during 1997. Mr. Conway and Ms. Fukunaga resigned from the Board and the Nominating Committee in February of 1998 and the Board has not yet replaced them on the Committee. The Nominating Committee met once during 1997. The responsibilities of the Nominating Committee include recommending to the Board of Directors candidates for election to directorships at annual meetings of shareholders. AIP, AFA, IAM and ALPA currently have the right under the Company's Bylaws to identify nine of the eleven (11) nominees for directors.

          The EXECUTIVE COMMITTEE, from March of 1996 until April 14, 1997, was comprised of Mr. John W. Adams, Mr. William Boyce Lum, Mr. Richard K. Matros, Mr. Reno F. Morella and Mr. Bruce R. Nobles (former President & Chief Executive Officer of the Company). On April 14, 1997, Mr. Nobles was replaced by Mr. Paul
J. Casey. The committee met three times during 1997. The Executive Committee has the authority to act for the Board of Directors on most matters during the intervals between Board meetings.

          During 1997, each director attended at least 75% of the total committee meetings which he or she was obligated to attend.

                            COMPENSATION COMMITTEE REPORT

          The Compensation Committee of the Board of Directors is charged with making compensation recommendations to the full Board of Directors for the Company's executive officers at the vice president level and higher along with recommendations for bonuses, deferred compensation and stock option plans.
Until February 27, 1998, the Compensation Committee granted awards under and administered the 1994 Stock Option Plan, the 1996 Stock Incentive Plan, As Amended and the 1996 Nonemployee Director Stock Option Plan (the "STOCK PLANS"). As of February 15, 1998, the Option Committee was formed to grant awards under and administer said Stock Plans.

          Regarding the hiring of Mr. Happ and Ms. Yamanaka, Mr. Casey recommended to the Committee that their salaries be set at $210,000 and $150,000, respectively, for their services as Senior Vice Presidents. The Compensation Committee approved these salaries for Mr. Happ and Ms. Yamanaka based on the importance of these key executive officers to the Company's daily operation and the comparison of such salaries to other senior vice president salaries at other airlines in the Company's peer group, which consists of other airlines similar in size to the Company (see "Performance Graph" below).

THE ABOVE REPORT OF THE COMPENSATION COMMITTEE WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE SAME BY REFERENCE.

                               OPTION COMMITTEE REPORT

          Pursuant to the Stock Plans (as defined in the Compensation Committee Report), a committee comprised of disinterested directors is charged with granting and administering awards under said Stock Plans. During 1997, the
Compensation Committee assumed these responsibilities.   After February 15,
1998, these responsibilities were assumed by the Option Committee.

          On February 27, 1998, the Option Committee reviewed the status of the Company and the economic and competitive environment and recognized the efforts and continued commitment of the Company's officers by taking the following actions:

          1) Grant of options for 1,035,000 shares of Common Stock (at the fair market value on the grant date of $3.50 per share) under the 1996 Stock Incentive Plan, As Amended, as follows:

               a) To Mr. Casey 300,000 shares, Mr. Garibaldi 200,000 shares and the other officers of the Company an aggregate of 835,000 shares, all of which will vest 25% on each of the next four anniversaries of the grant date and all of which will expire on February 27, 2008.

               b) To Mr. Adams, 25,000 options which will vest on August 28, 1998 and will expire on February 27, 2008.

          2) Recommend to the Board of Directors and the stockholders at the 1998 Annual Meeting approval of an Amendment to the 1996 Stock Incentive Plan, As Amended to increase the number of shares of Common Stock available for grant thereunder by 2,500,000 shares.

          3) Subject to the approval of said amendment to the 1996 Stock Incentive Plan, As Amended to increase the number of shares thereunder, grant to members of the Company's senior management team, as designated by the Option Committee at that time, options to acquire up to 2,500,000 shares of Common Stock at an exercise price per share equal to the then fair market value. Such options shall have a term of ten years and shall vest ratably over a ten year period subject to the employee's continued employment with the Company and further subject to potential accelerated vesting based upon the Company's achievement of performance objectives to be established by the Option Committee.

          4) Grant of options for 8,000 shares of Common Stock (at the fair market value on the grant date of $3.50 per share) under the 1996 Nonemployee Director Stock Option Plan to each of the following nonemployee directors on said date, which will vest on August 28, 1998 and which will expire on February 27, 2008:

          Todd G. Cole
          Robert G. Coo
          William Boyce Lum
          Arthur J. Pasmas
          Samson Poomaihealani
          Edward Z. Safady
          Thomas J. Trzanowski

THE ABOVE REPORT OF THE OPTION COMMITTEE WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE SAME BY REFERENCE.

1994 EMPLOYEE STOCK OPTION PLAN

          The 1994 Stock Option Plan provides for issuance of options to officers and key employees of the Company, with the terms and the recipients of such options to be determined by a committee of disinterested directors as established under the plan. In February 1995, the Compensation Committee of the Board of Directors approved a form of nonqualified stock option agreement and granted options to the then officers of the Company under such agreements covering substantially all of the 600,000 shares reserved for issuance under the plan. The Compensation Committee established the exercise price of the options granted as equal to 25% of the average of the closing prices of the Common Stock as reported on the American Stock Exchange (the "AMEX") for the ten consecutive days of trading beginning on June 26, 1995. The initial distribution of Common Stock occurred on June 19, 1995. Trading during the succeeding days was so volatile that the AMEX suspended trading on June 23, 1995. Trading was resumed on June 26, 1995. The application of the aforementioned formula resulted in an option exercise price of $1.62 per share. At the 1995 Annual Meeting of Shareholders, the shareholders ratified the prior approval of the 1994 Stock Option Plan. The Company has registered these 600,000 shares of Common Stock with the SEC.

1996 STOCK INCENTIVE PLAN, AS AMENDED

          The 1996 Stock Incentive Plan, As Amended, approved by the Board of Directors in May 1996 and the shareholders in June 1996, provides for issuance of options to officers and key employees of the Company, with the terms and the recipients of such options to be determined by a committee of disinterested directors as established under said plan. In July 1996, the Compensation Committee granted 600,000 of the 2,000,000 options reserved for issuance under the plan to persons who held options under the 1994 Stock Option Plan and the Company's Chief Operating Officer. The Compensation Committee established the exercise price of the options granted as $3.25 per share, the price set for shares under the Rights Offering. On August 12, 1996, the Compensation Committee granted each of Mr. Garibaldi and Mr. McQuay 100,000 options with an exercise price of $3.5625 per share under the plan. In 1997, the Compensation Committee granted 150,000 options with an exercise price of $4.0631 per share under the plan to the Company's new President and Chief Executive Officer. As further discussed herein, in February 1998, the Option Committee granted 1,035,000 options under the plan to the Chairman of the Board and the Company's officers, with an exercise price of $3.50 per share. Each of these grants was ratified by the then Board of Directors. Of the 2,000,000 shares reserved under said plan, options for 1,877,500 have been granted and 122,500 shares remain.

          At the Annual Meeting, on May 22, 1997, the shareholders voted to amend the 1996 Stock Incentive Plan, As Amended: a) to increase the number of shares of Common Stock which could be granted to an individual under the plan in any 12-month period from 200,000 to 300,000 and b) to include a former employee as a recipient of options under the plan. At respective meetings on February 27, 1998, the Option Committee and the Board of Directors recommended that an amendment to the plan to increase by 2,500,000 the number of shares of Common Stock reserved thereunder be submitted to the shareholders for approval. (See Proposal 1) The Company has registered 2,000,000 shares of Common Stock reserved for issuance under said plan with the SEC.

1996 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

          The 1996 Nonemployee Director Stock Option Plan, approved by the Board of Directors in November 1996 and by the shareholders in May 1997, provides for issuance of options to nonemployee directors of the Company, with the terms and the recipients of such options to be determined by a committee as determined under the plan. In November 1996, the Compensation Committee of the Board of Directors approved a form of nonqualified stock option agreement and granted options under such agreements covering 89,000 of the 500,000 shares reserved for issuance under said plan, at an exercise price of $3.69 per share, the fair market value of the shares trading on the AMEX on November 1, 1996. On February 27, 1998, the Option Committee granted options under such agreements concerning 56,000 shares, at an exercise price of $3.50 per share, the fair market value of the shares trading on the AMEX on February 27, 1998. Of the 500,000 shares reserved under said plan, options for 145,000 have been granted and 355,000 shares remain. The Company has registered the 500,000 shares of Common Stock reserved for issuance under said plan with the SEC.

          The following table sets forth the options granted pursuant to the 1996 Stock Incentive Plan, As Amended to a Named Executive Officer in fiscal year 1997. During 1997, no options were granted pursuant to the 1994 Stock Option Plan.

                          OPTION GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS
                                                                                                      Potential Realizable Value
                                NUMBER OF        % OF TOTAL                                           AT ASSUMED ANNUAL RATES
                               SECURITIES         OPTIONS                                                  OF STOCK PRICE
                               UNDERLYING        GRANTED TO       EXERCISE                            APPRECIATION FOR OPTION
                                 OPTIONS         EMPLOYEES        OR BASE                                     TERM(2)
                                 GRANTED         IN FISCAL         PRICE         EXPIRATION
            NAME                 (#)(1)             YEAR           ($/SH)           DATE          5% ($)                   10%($)
-------------------------    --------------   ----------------  -------------   ------------- --------------------------------------
 Paul J. Casey                   150,000            100             4.063       4/14/2003-5      104,534                   389,564



---------------
(1) Of these 150,000 shares, 50,000 options vest on each of April 14, 1998, April 14, 1999 and April 14, 2000 and expire on each of April 14, 2003, April 14, 2004, and April 14, 2005, respectively.
(2) There can be no assurance provided to any executive officer or other holder of the Company's securities that the actual stock price will appreciate at the assumed 5% and 10% levels or at any other defined level.

          The following table sets forth the (i) aggregated options exercised in the last fiscal year and (ii) fiscal year-end option value for each of the Named Executive Officers in 1997.


 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR ("FY"), AND FY-END OPTION VALUE

                                                                Number of Securities              Value of Unexercised In-the-
                                                               Underlying Unexercised                  Money Options at
                                                               Options at FY-End (#)                      FY-End ($)
                                                           ------------------------------       ----------------------------------
                                Shares
                               Acquired        Value
                              on Exercise    Realized
            Name                  (#)           ($)         Exercisable    Unexercisable         Exercisable        Unexercisable
--------------------------   -------------  -----------    -------------  ---------------       -------------      ---------------
 John W. Adams                         0            0               0                 0                 0                    0
 John L. Garibaldi                     0            0          35,500            72,000            21,225(1)(2)         13,500
 Michael J. McQuay                     0            0          28,000            72,000*            5,250 (2)                0
 Peter W. Jenkins                      0            0          40,000                 0            85,200(1)                 0
 Paul J. Casey                         0            0               0           150,000                 0                    0
----------------

(1) Based on the market value of the Common Stock of $3.75 on the close of business on December 31, 1997, less the exercise price of $1.62.
(2) Based on the market value of the Common Stock of $3.75 on the close of business on December 31, 1997, less the exercise price of $3.5625.

*Options were forfeited after Mr. McQuay's resignation from the Company.

                               STOCK PERFORMANCE GRAPH

          The following graph compares cumulative total return of the Company, the S&P 500 Index and the Company's selected Peer Issuer Index from June 21, 1995, the first day of trading of the Common Stock on the AMEX, to December 31, 1997. The Peer Issuers the Company selected consist of AirTran Holdings Inc. (formerly Valujet Inc.), Alaska Airgroup Inc., America West Holding Corporation, Amtran, Inc., Atlantic Coast Airlines, Inc., ASA Holdings Inc., Comair Holdings Inc., Great Lakes Aviation Ltd., Mesa Air Group, Inc., Reno Air Inc. and Southwest Airlines. The S&P 500 Index and the Company's selected Peer Issuer Index for the month of June 1995 have been prorated to arrive at the beginning index used in this graph. The comparison assumes $100 was invested on June 21, 1995 in the Common Stock and each of the foregoing indices and assumes reinvestment of dividends before consideration of income taxes.

                   COMPARISON OF 30 MONTH CUMULATIVE TOTAL RETURN*
         AMONG HAWAIIAN AIRLINES, INC., THE S & P 500 INDEX AND A PEER GROUP


    200 ------------------------------------------------------------------------
                                                            - 188

D       -

O                                       141
    150 ------------------------------------------------------------------------
L                                        *
                                                            / 135
L       -        115                    114                 = 129
                  *                      =
A                 /
    100 ------------------------------------------------------------------------
R                104
                                         /
S       -                               91
                   =
                  62
     50 ------------------------------------------------------------------------


        -


      0 ------------------------------------------------------------------------
        8/21/95       12/95           12/96            12/97

                 ---------------------------------------------------
                   HAWAIIAN AIRLINES, INC.  PEER GROUP    S & P 500
                        --=--              --/--         --*--
                 ---------------------------------------------------
*    $100 INVESTED ON 8/21/95 IN STOCK OR INDEX -
     INCLUDING REINVESTMENT OF DIVIDENDS.
     FISCAL YEAR ENDING DECEMBER 31.


          The stock performance depicted in the graph above is not necessarily indicative of future performance. The Stock Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into a filing under the Securities Act or Exchange Act.

                   RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

          KPMG Peat Marwick LLP was the Company's certified public accountant during 1997. In 1995 the Audit Committee solicited bids for its outside accountant and accepted a three-year bid from KPMG Peat Marwick for the audit years 1995, 1996 and 1997, subject to annual negotiation of the audit fees and approval by the Board of Directors. The Audit Committee will recommend appointment of auditors for the 1998 fiscal year to the Board of Directors in mid-1998. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to questions from shareholders.

                         SUBMISSION OF SHAREHOLDER PROPOSALS

          To be considered for inclusion in the Company's 1999 proxy material under SEC regulations, a shareholder proposal to be considered for presentation at the 1999 Annual Meeting of Shareholders must be received by the Corporate Secretary of the Company at its principal offices at 3375 Koapaka Street, Suite G-350, Honolulu, Hawaii 96819 on or before January 22, 1999.

                                    ANNUAL REPORT

          This Proxy Statement is accompanied by the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997. The Annual Report, which contains financial and other information regarding the Company, is not incorporated in the Proxy Statement and is not to be deemed a part of the proxy soliciting material.

                                    MISCELLANEOUS

          Except for the matters referred to in the accompanying Notice of Annual Meeting, the Board of Directors does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at the Annual Meeting that is a proper subject for action by the shareholders.
However, if any other matters should properly come before the Annual Meeting or any postponements or adjournments thereof, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of the Proxy Holders.

          WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN YOUR PROXY PROMPTLY. PROXY CARDS SHOULD BE RETURNED BY MAIL IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE.


                         BY ORDER OF THE BOARD OF DIRECTORS



                         LYN FLANIGAN ANZAI
                         VICE PRESIDENT, GENERAL COUNSEL
                         AND CORPORATE SECRETARY

Honolulu, Hawaii
May 22, 1998

                                      PROPOSAL 1

                                ELECTION OF DIRECTORS

          At the Annual Meeting, eleven (11) directors are to be elected to serve until the next annual election and until his or her successor shall have been elected and shall qualify at the Company's 1999 Annual Meeting of Shareholders or until he or she shall resign or shall have been removed as provided in the Bylaws. Provided a quorum is present at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock and Special Preferred Stock represented in person or by proxy and entitled to vote at the Annual Meeting, voting as a single class, is required to elect each director nominee. Shareholders do not have the right to cumulate their votes in the election of directors. The Company has no reason to believe that any of those persons nominated will not be available to serve as a director. However, if such a situation should arise, the accompanying Proxy Card will be voted for the election of such other person as the Board of Directors may recommend.

          The Board of Directors has responsibility for establishing broad corporate policies for the overall performance of the Company, although it is not involved in day-to-day operations. The Company keeps members of the Board informed by providing them various reports and documents at meetings of the Board of Directors and its Committees and at other times during the year. Regular meetings of the Board of Directors are held six times per year and special meetings are held when required. In 1997, the Board of Directors held seven (7) meetings and otherwise acted by unanimous consent. During 1997, each director attended at least 75% of the total Board meetings which he or she was obligated to attend.

     On February 27, 1998, the Board accepted the resignations of Richard F. Conway, Richard K. Matros, and Carol A. Fukunaga as Directors and elected Arthur
J. Pasmas, Sharon L. Soper, and Thomas J. Trzanowski to serve as Directors until they or their successors were duly elected by the shareholders.

NOMINEES FOR ELECTION AS DIRECTORS

          The Board of Directors has recommended and approved the nomination of the following eleven (11) nominees for election as directors of the Company:

          John W. Adams, Paul J. Casey, Todd G. Cole, Robert G. Coo, William Boyce Lum, Reno F. Morella, Arthur J. Pasmas, Samson Poomaihealani, Edward Z. Safady, Sharon L. Soper and Thomas J. Trzanowski.

          The nominees have a wide and valuable range of judgment and experience from such diverse fields as air transportation, banking, real property development, investment banking and law. Certain information about the nominees follows:

     JOHN W. ADAMS, 54, has been Chairman of the Board of Directors of Hawaiian Airlines since February 2, 1996. He is also Chairman of the Executive Committee and the Compensation Committee and has been a director of the Company since January 31, 1996. He has been the President of Smith Management Company since 1984. He is also Chairman of the Board and Chief Executive Officer of Harvard Industries, Inc. He was Chairman of the Board of both Servico, Inc. and Regency Health Services, Inc. until 1997. He was identified for nomination to the Board by AIP.

     PAUL J. CASEY, 52, has been President and Chief Executive Officer of Hawaiian Airlines since April 14, 1997. He has also been a director and a member of the Executive Committee of Hawaiian Airlines since April 14, 1997. He was the President and Chief Executive Officer of the Hawaii Visitors and Convention Bureau from 1995 until March 1997. He was Managing Director-Asia/Pacific of the Thomas Cook Group during 1994. He was Vice President-International Division of Continental Airlines from 1991 until 1994, and Vice President-Asia/Pacific of Continental Airlines from 1985 until 1991.

     TODD G. COLE, 77, was Chairman and Chief Executive Officer of CIT Financial Corporation from 1982 until his retirement in 1986. He served as President and Chief Executive Officer of Frontier Airlines, Inc. [D.I.P.] from 1986 until 1990; as Vice Chairman of Eastern Airlines, Inc. [D.I.P.] from 1989 until 1991; and as Managing Director of SH&E, Inc., a consulting firm specializing in aviation from 1992 until 1995. He is a Director of Kaiser Ventures, Inc., NAC Re Corporation and several private companies and has been a director of Hawaiian Airlines since 1994. He is a member of the Audit Committee.

     ROBERT G. COO, 56, is Vice President, Finance and Administration, and Secretary of Camstar Systems, Inc., a Campbell, California-based developer of manufacturing execution system (MES) software. From 1995 to 1997 he was an independent financial consultant. He was Vice President and Chief Financial Officer of Pengo Industries, Inc., an investment holding company, from 1990 until 1995, and a director of Regency Health Services, Inc. from 1991 to 1997 and of First National Bank, San Diego from 1995 to 1997. Mr. Coo has been a director of Hawaiian Airlines since January 31, 1996. He is the Chairman of the Audit Committee and a member of the Nominating Committee. He was identified to the Board of Directors by AIP.

     WILLIAM BOYCE LUM, 60, is a psychologist and an attorney. He has been on the faculty of and a training analyst with the Institute for Psychoanalysis and Psychotherapy of New Jersey since 1988. He has been Of Counsel with the law firm of Lum, Danzis, Drasco, Positan & Kleinberg in Roseland, New Jersey since 1981. He was a director of The Chatham Trust Company from 1971 until 1981 and The Summit Bancorporation from 1981 until 1996. Mr. Lum has been a director of Hawaiian Airlines since January 31, 1996. He is a member of the Executive Committee. He was identified for nomination to the Board of Directors by AIP.

     RENO F. MORELLA, 49, has been a pilot for Hawaiian Airlines since 1978; he is currently a Captain flying the DC-10 aircraft. He has been Chairman of the Hawaiian Master Executive Council of ALPA since 1994. He was the First Officer Category Representative for Council 102 of ALPA from 1993 until 1994. Mr. Morella has been a director of Hawaiian Airlines since March 1, 1996. He is a member of the Executive Committee. He was identified for nomination to the Board of Directors by ALPA.

     ARTHUR J. PASMAS, 63, has been Vice President of Smith Management Company since 1987. Prior thereto, he was the founder in 1968 and served as President and Chief Executive Officer of Resources Investment Corporation until it was acquired by Smith Management in 1987. He currently manages various oil and gas investments for Smith Management Company from offices in Houston, Texas and also serves as Chairman of the Board of GOEX International, Inc., Cleburne, Texas, and as a director of Inland Resources, Inc., Denver, Colorado. Mr. Pasmas has been a director of Hawaiian Airlines since February 27, 1998. He was identified for nomination to the Board of Directors by AIP.

     SAMSON POOMAIHEALANI, 57, has been the Assistant General Chairman of the Airline Machinists District 141 of the IAM since 1987. He is a ramp serviceman for United Airlines, Inc. who has been on a leave of absence since 1987. Mr. Poomaihealani has been a director of Hawaiian Airlines since 1990. He is a member of the Compensation Committee and the Option Committee. He was identified for nomination to the Board of Directors by IAM.

     EDWARD Z. SAFADY, 40, was President and Chief Executive Officer of Liberty National Bank in Austin, Texas from March 1988 to October 1995. He then joined Smith Management Company as Vice President, where he served until the acquisition of Life Savings Bank (now known as Liberty Bank, SSB) in Austin, Texas, in May 1997. He currently holds the positions of Chairman of the Board, President and Chief Executive Officer of Liberty Bank, SSB. Mr. Safady has been a director of Hawaiian Airlines since January 31, 1996. He is Chairman of the Reengineering Task Force and a member of the Audit Committee, the Compensation Committee and the Option Committee. He was identified for nomination to the Board of Directors by AIP.

     SHARON L. SOPER, 52, has been a flight attendant for the Company since 1965. She has worked in both the Inter-Island and International operations. She has been the President of the Hawaiian Airlines Association of Flight Attendants Master Executive Council since 1987. Ms. Soper has been a director of Hawaiian Airlines since February 27, 1998. She was identified for nomination to the Board of Directors by AFA.

     THOMAS J. TRZANOWSKI, 59, has served as President and Director of Pengo Realty Group, Inc., New York, New York, a private real estate holding company engaged in real estate investments, since June 1994. He has also served as President and Director of Spire Realty Group, Inc., Houston, Texas, a private property management company, since July 1989. Both companies are wholly-owned subsidiaries of Smith Management Company. Mr. Trzanowski also served as Treasurer of Smith Management Company from November 1983 through December 1994. He currently serves as a Director of Inland Resources, Inc., Denver, Colorado, a publicly traded oil and gas company and Liberty Bank, SSB, a privately owned bank in Austin, Texas. Mr. Trzanowski has been a director of Hawaiian Airlines since February 27, 1998. He was identified for nomination to the Board of Directors by AIP.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE SLATE OF DIRECTOR NOMINEES SET FORTH ABOVE.

                                      PROPOSAL 2

                           RATIFICATION OF AMENDMENT TO THE
                        1996 STOCK INCENTIVE PLAN, AS AMENDED

               The Board of Directors recommends for shareholder ratification an amendment to the 1996 Stock Incentive Plan, As Amended (the "Stock Plan"). The Stock Plan was originally approved by the shareholders at the 1996
Annual Meeting of Shareholders and amended by the shareholders at the 1997 Annual Meeting of Shareholders. The proposed amendment (the "Stock Plan Amendment") reflects an increase of 2,500,000 shares in the number of shares of Common Stock which may be issued under said Stock Plan, thereby increasing the shares issuable thereunder from 2,000,000 to 4,500,000. The Stock Plan Amendment also amends the definition of "committee" in Section 6(a) of the Stock Plan to conform to recent changes made to Rule 16b-3 promulgated under the Exchange Act. The Board of Directors has approved the Stock Plan Amendment.

DESCRIPTION OF THE STOCK PLAN

     Under the Stock Plan, employees of the Company are eligible to receive options to purchase Common Stock or other awards. The term "employees" in the following discussion is used to refer to officers and directors (other than non-employee directors) and other employees of the Company.

     The purpose of the Stock Plan is to enable the Company to attract, retain and motivate employees by providing for or increasing their proprietary interests in the Company. The Company believes that the stock options and other awards issuable under the Stock Plan constitute a form of compensation that it would not otherwise be able to pay employees. Eligible employees of the Company will be considered for the grant of awards under the Stock Plan at the discretion of the Committee (as defined below).

     The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Stock Plan, without giving effect to the Stock Plan Amendment, is 2,000,000. Under the original Stock Plan, the maximum number of shares of Common Stock with respect to which options may be issued during any 12-month period was 200,000. The Stock Plan was amended in 1997 to increase to 300,000 the maximum number of shares of Common Stock with respect to which options may be issued during any 12-month period. In each case such maximum is subject to adjustments to prevent dilution.

     The Stock Plan is administered by a committee of disinterested directors appointed by the Board of Directors of the Company (the "Committee").(1)The Committee consists of two or more non-employee directors of the Company. The Committee has full and final authority to select the employees to receive awards and to grant such awards. Subject to the provisions of the Stock Plan, the Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon achievement by the Company of specified performance criteria. The expenses of administering the Stock Plan are borne by the Company.

     The Stock Plan authorizes the Committee to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with a value derived from the value of Common Stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares.
An

------------------
(1) During 1997, the Compensation Committee administered the Stock Plan. As of February 15, 1998, the Board of Directors established the Option Committee to administer the Stock Plan.

award may consist of one such security or benefit or two or more of them in tandem or in the alternative. The Stock Plan does not provide for a minimum amount that employees will be required to pay to acquire benefits in connection with an award. Any such amount will be established by the Committee and set forth in the agreement evidencing the award. For federal income tax purposes, the maximum compensation payable to employees pursuant to the Stock Plan, during the term of the Stock Plan and awards granted thereunder, is equal to the number of shares of Common Stock with respect to which awards may be issued thereunder, multiplied by the value of such shares on the date such compensation is measured (which, in the case of Nonqualified Options (as defined below), will generally be the date of exercise of the options).

          An award granted under the Stock Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company or a dissolution, liquidation, merger, reclassification, sale of all or substantially all of the property and assets of the Company or other significant corporate transaction. Any stock option granted to an employee may be a tax-benefited incentive stock option or a non-qualified stock option that is not tax-benefited.

     An award may permit the employee to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, and/or to pay all or part of such employee's tax withholding obligation with respect to such issuance, by (i) delivering previously owned shares of capital stock of the Company or other property, (ii) reducing the amount of shares or other property otherwise issuable pursuant to the award or (iii) delivering a promissory note, the terms and conditions of which will be determined by the Committee. If an option granted to an employee permitted the employee to pay for the shares issuable pursuant thereto with previously owned shares, the employee would be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a large number of shares with no more investment than the original share or shares delivered.

     Pursuant to Section 16(b) of the Exchange Act, directors, certain officers and 10% shareholders of the Company are generally liable to the Company for repayment of any "short-swing" profits realized from any non-exempt purchase and sale of Common Stock occurring within a six-month period. Rule 16b-3, promulgated under the Exchange Act, provides an exemption from Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such Rule. Specifically, the grant of an option under an employee benefit plan that complies with Rule 16b-3 will be an exempt purchase of a security for Section 16(b) purposes provided that (i) the recipient of the option holds the option or the underlying shares for at least six months from the date of grant, (ii) the option grant is approved in advance by the Company's Board of Directors or a committee composed solely of two or more non-employee directors or (iii) the option grant is approved in advance or subsequently ratified by the Company's shareholders no later than the next annual shareholders meeting. The Stock Plan is designed to comply with Rule 16b-3.

     The Stock Plan became effective May 1, 1996, the date it was approved by the Board of Directors, subject to shareholder approval. The Stock Plan was approved by the shareholders at the 1996 Annual Meeting on June 6, 1996. Awards may not be granted under the Stock Plan after April 30, 2006, the tenth anniversary of the adoption of the Stock Plan. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award after the twentieth anniversary of the adoption of the Stock Plan.

     Subject to limitations imposed by law, the Board of Directors of the Company may amend or terminate the Stock Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the Stock Plan of any rights thereunder without his or her consent.

FEDERAL INCOME TAX TREATMENT

     The following is a brief description of the federal income tax treatment which will generally apply to options issued under the Stock Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of the award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, as restricted or unrestricted stock, as a cash payment, or otherwise. Recipients of options or other awards should not rely on this discussion for individual tax advice, as each recipient's situation and the tax consequences of any particular award will vary depending upon the specific facts and circumstances involved. Each recipient is advised to consult with his or her own tax advisor for particular federal, as well as state and local, income and any other tax advice.

     INCENTIVE OPTIONS. Pursuant to the Stock Plan, employees may be granted options that are intended to qualify as incentive stock options ("Incentive Options") under the provisions of Section 422 of the Internal Revenue Code (the "Code"). Generally, the optionee is not taxed on the grant or the exercise of an Incentive Option. However, the optionee's "alternative minimum taxable income" for the year of exercise will be increased by the excess of the fair market value of the shares acquired upon the exercise of an Incentive Option ("ISO Shares") over the exercise price, and thus exercise of an Incentive Option may subject the optionee to the "alternative minimum tax" in the year of exercise.

     If the optionee sells the ISO Shares at any time within (a) one year after the date of transfer of ISO Shares to the optionee pursuant to the exercise of the Incentive Option or (b) two years after the date of grant of the Incentive Option (a "Disqualifying Disposition"), then, at the time of such Disqualifying Disposition (1) the optionee will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the ISO Shares on the date of exercise, (2) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the ISO Shares on the date of exercise, over the exercise price of such Incentive Option, and (3) the optionee will recognize capital loss equal to the excess, if any, of the exercise price of such Incentive Option over the sales price of the ISO Shares. If the optionee sells the ISO Shares at any time after the one-year and two-year periods described above, then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price of such Incentive Option, and the Company will not be entitled to any deduction.

     NONQUALIFIED OPTIONS. The grant of an option or other similar right to acquire stock which does not qualify for treatment as an Incentive Option (a "Nonqualified Option') is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of such option. See "SPECIAL RULES FOR AWARDS GRANTED TO INSIDERS," BELOW.

     SPECIAL RULES FOR AWARDS GRANTED TO INSIDERS. Pursuant to currently applicable rules under Section 16(b) of the Exchange Act, the grant of an option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act (a "Section 16 Person") begins the six-month period of potential short-swing liability. The taxable event for the exercise of an option that has been outstanding at least six months ordinarily will be the date of exercise. If an option is exercised by a Section 16 Person within six months after the date of grant, however, taxation ordinarily will be deferred until the date which is six months after the date of grant, unless the person has filed a timely election pursuant to
Section 83(b) of the Code to be taxed on the date of exercise. Pursuant to a recent amendment to the rules under Section 16(b) of the Exchange Act, the six month period of potential short-swing liability may be eliminated if the option grant (i) is approved in advance by the Company's board of directors (or a committee composed solely of two or more non-employee directors) or (ii) approved in advance, or subsequently ratified by the Company's shareholders no later than the next annual meeting of shareholders. Consequently, the taxable event for the exercise of an option that satisfies either of the conditions described in clauses (i) or (ii) above will be the date of exercise.

     MISCELLANEOUS TAX ISSUES. Awards may be granted under the Stock Plan which do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. Generally, the Company will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the Stock Plan.

     A holder's tax basis in Common Stock acquired pursuant to the Stock Plan generally will equal the amount paid for the Common Stock (including the exercise price of an option) plus any amount recognized as ordinary income with respect to such stock. Other than ordinary income recognized with respect to the Common Stock and included in basis, any subsequent gain or loss upon the disposition of such stock generally will be capital gain or loss (long-term or short-term, depending on the holder's holding period).

     Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or applicable withholding tax obligations under the Stock Plan by delivering previously owned shares of Common Stock or by reducing the amount of shares otherwise issuable pursuant to the award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired, and may constitute a Disqualifying Disposition with respect to ISO Shares.

     The terms of the agreements pursuant to which specific awards are made under the Stock Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payments. Recipients of awards should consult their tax advisors as to whether accelerated vesting of an award in connection with a change of ownership or control of the Company would give rise to an excess parachute payment.

     With certain exceptions, an individual may not deduct investment interest to the extent such interest exceeds the individual's net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase shares of Common Stock. Interest disallowed under this rule may be carried forward to and deducted in later years, subject to the same limitations.

     The Company generally obtains a deduction equal to the ordinary income recognized by the recipient of an award. However, the Company's deduction for such amounts (including amounts attributable to the ordinary income recognized with respect to options) may be limited to $1,000,000 (per person) annually.

PROPOSED AMENDMENT

          The complete text of the Stock Plan, as amended by the Stock Plan
Amendment, is attached as Appendix A to this Proxy Statement.   The following
description of the Stock Plan Amendment of the Stock Plan does not purport to be complete and is qualified in its entirety by reference to Appendix A.

          Prior to the effectiveness of the Stock Plan Amendment, the maximum number of shares of Common Stock which may be issued pursuant to said Stock Plan is 2,000,000. In connection with the Company's Rights Offering to its shareholders in September 1996, the Company granted 485,000 options under the Stock Plan to persons who held options under the Company's 1994 Stock Option Plan. In 1996, an aggregate of 207,500 options were granted to Mr. McQuay and Mr. Garibaldi upon joining the Company and certain forfeited options previously granted were granted to other officers. In February of 1997, the Company granted 150,000 options to Paul J. Casey when he assumed the position of President and Chief Executive Officer for the Company. In February of 1998, the Company granted 1,035,000 options to the Company's officers. Of the 2,000,000 shares reserved for issuance under the Stock Plan, 1,877,500 have been issued and 122,500 remain to be issued. An increase in the shares reserved under the Stock Plan of an additional 2,500,00 shares would enable the Option Committee and the Board of Directors to grant further incentive options.

          In early 1997, revisions to Rule 16 promulgated by the Exchange Act were implemented in order to replace the "disinterested persons" concept with a "non-employee director" standard. In addition, since the Stock Plan is designed to comply with Section 162(m) of the Code, reference to the "outside director" standard is appropriate. Amendments to Section 6(a) of the Stock Plan incorporate these revisions.

     The Option Committee has recommended, and the Board of Directors has approved, the Stock Plan Amendment and they now seek shareholder ratification of the Stock Plan Amendment.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL 2.

                                      APPENDIX A


                               HAWAIIAN AIRLINES, INC.

                     1996 STOCK INCENTIVE PLAN, AS AMENDED [1998]

          SECTION 1. PURPOSE OF PLAN. The purpose of this 1996 Stock Incentive Plan, as amended (this "Plan") of Hawaiian Airlines, Inc., a Hawaii corporation (the "Company"), is to enable the Company to attract, retain and motivate its employees by providing for or increasing the proprietary interests of such employees in the Company.


          SECTION 2. PERSONS ELIGIBLE UNDER PLAN. Any person, including any director of the Company, who is an employee of the Company (an "Employee") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder. In addition, C.J. David Davies shall be eligible to be considered for the grant of Awards hereunder.

          SECTION 3.  AWARDS.

          (a)The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with an Employee that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of Common Stock, par value $.01 per share, of the Company ("Common Shares") or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award." If the Company's Amended and Restated Articles of Incorporation are amended to eliminate the Company's Class B Common Stock and designate the Common Stock as "Common Stock," following such amendment all references herein to Common Stock shall be deemed to refer to Common Stock.

          (b)Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

          (c)Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

          (d)Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

               (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

                    (A) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property, provided that the Company is not then prohibited from purchasing or acquiring shares of its capital stock or such other property,

                    (B) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award, or

                    (C) the delivery of a promissory note, the terms and conditions of which shall be determined by the Committee;

               (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of all or substantially all of the property and assets of the Company or an event of the type described in
     Section 7 hereof; or

               (iii) a provision required in order for such Award to qualify as an incentive stock option (an "Incentive Stock Option") under
     Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), provided that the recipient of such Award is eligible under the Code to receive an Incentive Stock Option.

          (e) Notwithstanding any other provision of this Plan, no Employee shall be granted options for in excess of 300,000 shares of Common Stock during any 12-month period. This limitation is intended to satisfy the requirements of Section 162(m) of the Code so that compensation attributable to Awards hereunder qualify as performance-based compensation under Section 162(m) of the Code. The limitation under this Section 3(e) shall be subject to adjustment under Section 7 hereof, but only to the extent permitted under
Section 162(m) of the Code.

          SECTION 4.  STOCK SUBJECT TO PLAN.

          (a) The aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan shall not exceed 4,500,000, subject to adjustment as provided in Section 7 hereof; provided, however, that adjustments pursuant to Section 7 shall be limited to those that will not adversely affect the status of options as Incentive Stock Options under
Section 422 of the Code.

          (b) The aggregate number of Common Shares issued and issuable pursuant to all Awards (including Incentive Stock Options) granted under this Plan shall not exceed 4,500,000 subject to adjustment as provided in Section 7 hereof.

          (c) For purposes of Section 4(b) hereof, the aggregate number of Common Shares issued and issuable pursuant to all Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

               (i) the number of Common Shares that were issued prior to such time pursuant to Awards granted under this Plan, other than Common Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

               (ii) the number of Common Shares that were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but that were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

               (iii) the maximum number of Common Shares issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

          SECTION 5. DURATION OF PLAN. Awards shall not be granted under this Plan after April 30, 2006. Although Common Shares may be issued after April 30, 2006 pursuant to Awards granted prior to such date, no Common Shares shall be issued under this Plan after April 30, 2016.

               SECTION 6.  ADMINISTRATION OF PLAN.

          (a) This Plan shall be administered by a committee of the Board (the "Committee") consisting of two or more directors, each of whom is a Non-Employee Director (as defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time) and an "outside director" (within the meaning of Code section 162(m)).

          (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

               (i) adopt, amend and rescind rules and regulations relating to this Plan;

               (ii) determine which persons are Employees and to which of such Employees, if any, Awards shall be granted hereunder;

               (iii) grant Awards to Employees and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

               (iv) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof; and

               (v) interpret and construe this Plan and the terms and conditions of all Awards granted hereunder.

          SECTION 7. ADJUSTMENTS. If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction or this Plan shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan as provided in Section 4 hereof, and (c) the maximum number of Common Shares for which options may be granted during any one calendar year, as provided in Section 3(e) hereof. Notwithstanding the foregoing, no such adjustment shall be made in connection with a distribution of rights to purchase shares of the Company's common stock if such distribution is being made pursuant to Section 6.9 of that certain Stock Purchase Agreement dated as of December 8, 1995 between the Company and Airline Investors Partnership, L.P.

          SECTION 8. AMENDMENT AND TERMINATION OF PLAN. The Board may amend or terminate this Plan at any time and in any manner, provided that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

          SECTION 9. EFFECTIVE DATE OF PLAN. This Plan shall be effective as of May 1, 1996, the date upon which it was approved by the Board; provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the outstanding voting securities of the Company at a meeting duly held in accordance with the laws of the State of Hawaii.

PROXY


                               HAWAIIAN AIRLINES, INC.
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                FOR THE JUNE 29, 1998
                            ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby constitutes and appoints Paul J. Casey, John L. Garibaldi, Clarence K. Lyman and Lyn Flanigan Anzai, and each or any of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of Common Stock, $.01 par value, of Hawaiian Airlines, Inc. (the "Company") held of record by the undersigned on April 30, 1998, at the 1998 Annual Meeting of Shareholders of the Company to be held on June 29, 1998 at the Royal Hawaiian Hotel, 2259 Kalakaua Avenue, Honolulu, Hawaii, in the Regency Room at 10:00 a.m. Hawaii standard time, and at any and all adjournments or postponements thereof, as herein specified upon the proposals listed herein and described in the Proxy Statement for the meeting and in his or her discretion upon any other matter that may properly come before the meeting. The Board of Directors has proposed the matters set forth below for the vote of the shareholders of the Company.


             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2


1.   Election of Directors
             FOR                                 WITHHOLD AUTHORITY
     all nominees listed below                   for all nominees listed below
     (except as marked to the contrary below)

     Election of the following nominees as directors: John W. Adams, Paul J. Casey, Todd G. Cole, Robert G. Coo, William Boyce Lum, Reno F. Morella, Arthur J. Pasmas, Samson Poomaihealani, Edward Z. Safady, Sharon L. Soper, and Thomas J. Trzanowski.

(INSTRUCTIONS: To withhold authority to vote for any nominee, strike a line through the nominee's name in the list above.)


2.   Ratification of amendments to the
        1996 Stock Incentive Plan, As Amended     FOR        AGAINST     ABSTAIN



3. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.


     THE SHARES VOTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER INSTRUCTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 LISTED ABOVE AND IN THE DISCRETION OF THE PROXY HOLDER ON MATTERS DESCRIBED IN ITEM 3.

                                   IMPORTANT:  Please sign your name or
                                   names exactly as stenciled on this
                                   Proxy.  When signing as attorney,
                                   executor or administrator, trustee or
                                   guardian, please give your full title as such. If shares are held jointly, EACH holder should sign.


                                   ----------------------------------------
                                                  Signature

                                   ----------------------------------------
                                                  Signature

                                   DATE:                            , 1998
                                        ----------------------------


                         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

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